Exhibit 99.1


             Dayton Superior Reports Second Quarter 2006 Net Income



    DAYTON, Ohio--(BUSINESS WIRE)--Aug. 7, 2006--Dayton Superior Corporation is pleased to report its second quarter net income of $1 million, a significant improvement over 2005 and its first quarterly net income since 2002.
    Second quarter 2006 sales totaled a record $130 million, up 11% over the second quarter of 2005. Product sales were $109 million, an increase of 7% from the second quarter of 2005. Unit volume was higher due to improving markets. Rental revenue of $15 million increased 24% from $12 million in the second quarter of 2005 - the result of an improving rental market. Used rental equipment sales were up $2 million over the second quarter of 2005 due to customer demand. Used rental equipment sales may vary significantly from quarter to quarter.
    Gross profit was $39 million in the second quarter of 2006 as compared to $29 million in the same period of 2005. Product sales contributed $29 million, or 26% of sales, an increase from the $24 million, or 24% of sales, in the second quarter of 2005. The $5 million increase was due to higher product sales. The improvement in gross profit as a percent of sales was due to lower costs from manufacturing efficiencies, which were assisted by higher product outsourcing. Rental gross profit for the second quarter of 2006 was $6 million, as compared to $3 million in the second quarter of 2005. Depreciation on rental equipment for the second quarter of 2006 was $5 million, as compared to $6 million in the same period of 2005. The difference was primarily due to a change in the estimated useful lives of certain rental equipment effective January 1, 2006. Rental gross profit before depreciation was $11 million in the quarter, or 72% of revenue, a 30% increase from the $8 million, or 69% of revenue reported last year. The increase in rental gross profit before depreciation resulted from increased rental revenue and higher utilization compared to 2005. Gross profit on sales of used rental equipment for the second quarter of 2006 was better than in the second quarter of 2005 and fluctuates based on the age and type of equipment sold.
    Selling, general, and administrative expenses increased to $25 million in the recent quarter from $23 million for the second quarter of 2005. The increase was due to increased distribution costs, consulting fees for profit improvement initiatives, retirement account costs, sales incentive costs, and healthcare costs.
    Interest expense was flat at $12 million for the second quarters of both 2006 and 2005.
    The Company reported a net income of $1 million for the second quarter of 2006, which was a significant improvement from the net loss of $(6) million for the second quarter of 2005.
    Sales for the first half of 2006 were $232 million, up $28 million, or 14%, from the same period of 2005. Product sales were $193 million, an increase of $20 million, or 11%, from 2005. Unit volume was higher due to improving markets and milder weather. Rental revenue of $28 million for the first half of 2006 increased 27% from $22 million in 2005 due to an improving rental market. Used rental equipment sales increased to $11 million for the first half of 2006 from $8 million in 2005 due to customer demand. Used rental equipment sales may vary significantly from quarter to quarter.
    Gross profit for the first half of 2006 was $65 million, or 28% of sales, an increase from $50 million, or 24% of sales, in 2005. Product sales contributed $46 million, or 24% of sales, an increase from the $40 million, or 23% of sales, in 2005. The $6 million increase was due to higher product sales. The improvement in gross profit as a percent of sales was due to lower costs from manufacturing efficiencies, which were assisted by higher product outsourcing. Rental gross profit for the first half of 2006 was $11 million, as compared to $4 million in the first half of 2005. Depreciation on rental equipment for the first half of 2006 was $9 million, as compared to $11 million in the same period of 2005. The difference was primarily due to a change in the estimated useful lives of certain rental equipment. Rental gross profit before depreciation was $20 million in the first half, or 71% of revenue, a 34% increase from the $15 million, or 68% of revenue reported last year. The increase in rental gross profit before depreciation resulted from increased rental revenue and higher utilization compared to 2005. Gross profit on sales of used rental equipment for the first half 2006 was better than 2005 and fluctuates based on the age and type of equipment sold.
    Selling, general, and administrative expenses increased to $49 million for the first half of 2006 from $46 million in 2005. The increase was due to increased distribution costs, consulting fees for profit improvement initiatives, retirement account costs, sales incentive costs, and healthcare costs. These costs exceeded the non-recurring severance cost of $1 million recorded in the first half of 2005.
    Interest expense was virtually flat at $25 million for first half of 2006.
    The Company reported a net loss of $(8) million for the first half of 2006, compared to a net loss of $(20) million in the first half of 2005.
    Eric R. Zimmerman, Dayton Superior's President and Chief Executive Officer said, "We are pleased with the progress that has occurred in improving our sales volumes, gross margins, customer service and the resultant achievement of our financial targets. We are also very aware that our markets were friendly in the first half. The non-residential markets are improving, as the latest F. W. Dodge and Portland Cement Association reports confirm, and we believe we are well positioned to actively participate in this improving trend. Our first half results support this view. We believe we will continue to see improvements in these end markets through the heart of the 2006 construction season and into 2007. As we look to the second half, we will continue to focus on those activities that will continually improve our customer service, our cost structure, and our industry leadership. We are excited about our potential."
    The Company has scheduled a conference call at 11:00 a.m. ET, Tuesday, August 8, 2006 to discuss the second quarter results. The conference call can be accessed by dialing 1-866-261-3331. A replay of the call will be available from 5:00 p.m. ET on Tuesday, August 8, 2006 through 11:59 p.m. ET on Tuesday, August 22, 2006 by calling 1-888-266-2081 and entering reservation #946799.

    PLEASE NOTE: We are establishing an email distribution list for future mailings, please send an email with your contact information to the address listed below if you would like to receive our mailings:

    Investors@daytonsuperior.com

    Dayton Superior is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction, and a leading manufacturer of metal accessories used in masonry construction in terms of revenues. The Company's products are used in two segments of the construction industry: infrastructure construction, such as highways, bridges, utilities, water and waste treatment facilities and airport runways, and non-residential building, such as schools, stadiums, prisons, retail sites, commercial offices, hotels and manufacturing facilities. The Company sells most products under the registered trade names Dayton Superior(R), Dayton/Richmond(R), Symons(R), Aztec(R), BarLock(R), Conspec(R), Edoco(R), Dur-O-Wal(R) and American Highway Technology(R).

    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt Dayton Superior must service; the effects of weather and the seasonality of the construction industry; Dayton Superior's ability to implement cost savings programs successfully and on a timely basis; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the mix of product sales, rental revenues, and sales of used rental equipment; cost increases in raw materials and operating costs; and favorable market response to sales price increases. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current Reports on Form 8-K filed with the Securities and Exchange Commission.

    (tables follow)



                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                          June 30, 2006  July 1, 2005
                                         --------------- -------------

Product sales                                  $109,459      $101,997
Rental revenue                                   14,890        12,015
Used rental equipment sales                       5,866         3,692
                                         --------------- -------------
  Net Sales                                     130,215       117,704
                                         --------------- -------------

Product cost of sales                            80,921        77,863
Rental cost of sales                              8,791         9,294
Used rental equipment cost of sales               1,775         1,695
                                         --------------- -------------
    Cost of Sales                                91,487        88,852
                                         --------------- -------------

Product gross profit                             28,538        24,134
Rental gross profit                               6,099         2,721
Used rental equipment gross profit                4,091         1,997
                                         --------------- -------------
    Gross Profit                                 38,728        28,852

Rental gross profit without depreciation         10,703         8,236

Product gross profit %                             26.1%         23.7%
Rental gross profit %                              41.0%         22.6%
Used rental equipment gross profit %               69.7%         54.1%

    Gross Profit %                                 29.7%         24.5%

Rental gross profit % without depreciation         71.9%         68.5%

Selling, General & Administrative                24,945        23,243
Selling, General & Administrative %                19.2%         19.7%
Facility Closing and Severance Expenses              26            81
Gain on Disposals of Property, Plant, and
 Equipment                                         (667)       (1,147)
Amortization of Intangibles                         176           164
                                         --------------- -------------
Income from Operations                           14,248         6,511
Income from Operations %                           10.9%          5.5%

Interest Expense, net                            12,457        12,093
Other Expense                                       206            16
                                         --------------- -------------
Income (Loss) Before Income Taxes                 1,585        (5,598)
Pretax Margin                                       1.2%        (4.8%)
Provision for Income Taxes                           91            --
                                         --------------- -------------
Net Income (Loss)                                $1,494       $(5,598)
                                         =============== =============
Rental Depreciation                              $4,604        $5,515
Other Depreciation and Amortization               1,951         2,330
                                         --------------- -------------
Total Depreciation and Amortization              $6,555        $7,845
                                         =============== =============


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                      For the six fiscal months ended:
                                       June 30, 2006    July 1, 2005
                                      ---------------- ---------------

Product sales                                $192,683        $173,086
Rental revenue                                 28,153          22,145
Used rental equipment sales                    10,710           8,255
                                      ---------------- ---------------
  Net Sales                                   231,546         203,486
                                      ---------------- ---------------

Product cost of sales                         146,403         133,012
Rental cost of sales                           16,730          17,795
Used rental equipment cost of sales             3,192           2,918
                                      ---------------- ---------------
    Cost of Sales                             166,325         153,725
                                      ---------------- ---------------

Product gross profit                           46,280          40,074
Rental gross profit                            11,423           4,350
Used rental equipment gross profit              7,518           5,337
                                      ---------------- ---------------
    Gross Profit                               65,221          49,761

Rental gross profit without depreciation       20,116          15,011

Product gross profit %                           24.0%           23.2%
Rental gross profit %                            40.6%           19.6%
Used rental equipment gross profit %             70.2%           64.7%

    Gross Profit %                               28.2%           24.5%

Rental gross profit % without depreciation       71.5%           67.8%

Selling, General & Administrative              48,571          46,257
Selling, General & Administrative %              21.0%           22.7%
Facility Closing and Severance Expenses           277             331
Gain on Disposals of Property, Plant,
 and Equipment                                 (1,336)         (1,086)
Amortization of Intangibles                       327             306
                                      ---------------- ---------------
Income from Operations                         17,382           3,953
Income from Operations %                          7.5%            1.9%

Interest Expense, net                          24,594          24,234
Other Expense                                     154               5
                                      ---------------- ---------------
Loss Before Income Taxes                       (7,366)        (20,286)
Pretax Margin                                   (3.2%)         (10.0%)
Provision for Income Taxes                        215              --
                                      ---------------- ---------------
Net Loss                                      $(7,581)       $(20,286)
                                      ================ ===============
Rental Depreciation                            $8,693         $10,661
Other Depreciation and Amortization             3,583           4,635
                                      ---------------- ---------------
Total Depreciation and Amortization           $12,276         $15,296
                                      ================ ===============



                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                   As of:
                                      June 30, 2006  December 31, 2005
                                      -------------  -----------------
Summary Balance Sheet:
Cash                                            $-                 $-
Accounts Receivable, Net                    75,388             62,326
Inventories                                 61,373             57,372
Other Current Assets                         6,841              5,680
                                      -------------  -----------------
Total Current Assets                       143,602            125,378

Rental Equipment, Net                       68,139             68,400
Property & Equipment, Net                   39,264             38,164
Goodwill & Other Assets                     48,977             49,578
                                      -------------  -----------------
Total Assets                              $299,982           $281,520
                                      =============  =================

Current Portion of Long-Term Debt           $2,760             $2,864
Revolving Credit Facility                   69,950                 --
Accounts Payable                            31,047             27,267
Other Current Liabilities                   33,360             31,663
                                      -------------  -----------------
Total Current Liabilities                  137,117             61,794

Revolving Credit Facility                       --             48,700
Other Long-Term Debt                       319,709            317,690
Other Long-Term Liabilities                 21,759             24,673
                                      -------------  -----------------
Total Liabilities                          478,585            452,857
                                      -------------  -----------------
Shareholders' Deficit                     (178,603)          (171,337)
                                      -------------  -----------------
Total Liabilities &
  Shareholders' Deficit                   $299,982           $281,520
                                      =============  =================



                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                            For the six months ended:
                                            June 30, 2006 July 1, 2005
                                            ------------- ------------

Net Loss                                         $(7,581)    $(20,286)
Non-Cash Adjustments to Net Loss                   5,741       11,299
 Changes in Assets and Liabilities               (14,601)      (8,245)
                                            ------------- ------------
Net Cash Used in Operating Activities            (16,441)     (17,232)
                                            ------------- ------------

Property, Plant and Equipment
   Additions, Net                                 (4,082)      (2,073)
Rental Equipment Additions, Net                      179       (4,590)
                                            ------------- ------------
Net Cash Used in Investing Activities             (3,903)      (6,663)
                                            ------------- ------------

Net Borrowings Under
 Revolving Credit Facility                        21,250        8,675
Other Repayments of Long-Term Debt                (1,159)        (757)
Proceeds from Sale-leaseback                           -       11,636
Other, Net                                           (17)          35
                                            ------------- ------------
Net Cash Provided By Financing Activities         20,074       19,589
                                            ------------- ------------

Other, Net                                           270         (198)
                                            ------------- ------------
Net Decrease in Cash                                 $--      $(4,504)
                                            ============= ============



    CONTACT: Dayton Superior Corporation, Dayton
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115